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                             MISICK and STANBROOK                   EXHIBIT 5.1
                                  P.O. Box 127
                                Town Centre Mall
                                 Providenciales
                            Turks and Caicos Islands
                              British West Indies



March 29, 1994



Capital Holding Corporation
Capital Holding Center
400 West Market Street
Louisville, Kentucky  40202

Capital Holding LLC
c/o Corporate Finance
Capital Holding Corporation
400 West Market Street
Louisville, Kentucky  40202


Gentlemen,

RE:  CAPITAL HOLDING LLC
     -------------------

We have acted as Turks and Caicos Islands counsel for Capital Holding Corporation ("Capital") and Capital Holding LLC ("the Company") in connection with the proposed issuance and sale by the Company of up to 4,000,000 of the Company's Cumulative Monthly Income Preferred Shares and the Guarantees of such Preferred Shares by Capital.

We have participated in the preparation of the Registration Statement on Form S-3 with respect to said Preferred Shares and Guarantees filed with the Securities and Exchange Commission.

Based on the foregoing, we are of the opinion that the Company has been duly incorporated and is validly existing and in good standing under the laws of the Turks and Caicos Islands. We are further of the opinion that, when the Preferred Shares are issued by the Company and sold, said Preferred Shares will be fully paid and non-assessable and will be legally issued, valid and binding obligations of the Company.

We hereby confirm our opinion as set forth under the caption "TAXATION" in the Prospectus constituting part of the Company's and Capital's Registration Statement on Form S-3.
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Page 2
March 29, 1994

Capital Holding Corporation
and
Capital Holding LLC
c/o Capital Holding Corporation



We hereby consent to the use of our name, including under the captions "TAXATION" and "LEGAL MATTERS", in the Prospectus constituting part of the Form S-3 Registration Statement of the Company and Capital relating to the Preferred Shares of the Company guaranteed to the extent set forth in the Prospectus by Capital, and to the filing of this opinion as an exhibit thereto.

Yours sincerely,



MISICK AND STANBROOK